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                                                                   EXHIBIT 10.32



                     MAC FRUGAL'S BARGAINS * CLOSE-OUTS INC.
                  (FORMERLY KNOWN AS PIC 'N' SAVE CORPORATION)

                               AMENDMENT NO. 1 TO
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                  This Amendment No. 1 to the Stock Option Plan for Non-Employee Directors (the "Plan") of Mac Frugal's Bargains * Close-outs Inc., a Delaware corporation (formerly known as Pic 'N' Save Corporation) (the "Company"), is made as of this 14th day of June, 1995. Capitalized terms used herein shall have the same meaning as ascribed to such terms in the Plan, unless otherwise defined herein.

                  1. The first sentence of Section 4(a) of the Plan is hereby amended to read in its entirety as follows:

                  "(a) Amount, Exercise Price and Exercisability of Automatic Annual Grants. Each Director shall automatically be granted, on the date of the Director's election to the Board of Directors at the Company's annual meeting of stockholders (the "Annual Meeting"), including on the date of each re-election of such Director at any such Annual Meeting (the "Date of Grant"), an Option to purchase 2,250 Common Shares (subject to adjustment as provided in Section 7)."

                  2. Section 5(a) of the Plan is hereby amended to read in its entirety as follows:

                  "(a) The maximum number of Common Shares that may be issued pursuant to all Options granted under the Plan is 400,000, subject to adjustment as provided in Section 7 hereof (such maximum number, as so adjusted, shall be referred to as the "Share Limitation")."

                  3. Except as set forth herein, the Plan is hereby ratified and confirmed in all respects.